UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010

ICON Income Fund Ten, LLC

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-50654	35-2193184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                Other Events

    On March 23, 2010, ICON Capital Corp., the manager of the Registrant, notified registered representatives of the members of the Registrant that the Registrant’s Liquidation Period is expected to commence on May 1, 2010 and the Liquidation Period is expected to continue for several years.  In accordance with the Registrant's Operating Agreement, during the Liquidation Period, the Registrant will begin the gradual, orderly termination of its operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

   The information in this Report is provided under Item 7.01 of Form 8-K and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01                                Financial Statements and Exhibits

(d) The following exhibit is furnished herewith:

Exhibit
Number                            Description

99.1                                Notice to the registered representatives of the members of the Registrant dated March 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND TEN, LLC
By: ICON CAPITAL CORP., its manager

Dated: March 24, 2010
By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer